SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2008

ENDEAVOR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

501 W. Broadway Suite 800 San Diego, CA 92101
(Address of principal executive offices)
619-399-3090
(Registrant’s Telephone Number)

Endeavor Uranium, Inc.

140 East Main Street

PO Box 250

Naturita, Colorado 84122

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Endeavor Power Corp.

From 8-K

Current Report

Item 1.01 - Entry Into A Material Definitive Agreement

Joint Venture Agreement

On December 23, 2008, Endeavor Power Corp. (the “Company”) entered into a Joint Venture Agreement (“Joint Venture Agreement”) with Federated Energy Corporation (“Federated”).

Under the terms of the Joint Venture, the Company has agreed to provide incremental funding to Federated for operations in return for a 51% of the interest owned by Federated in certain leaseholds in Nowata County, Oklahoma (the “JV Wells”), such leaseholds are more specifically identified in the Join Venture Agreement, in exchange for $525,000 in cash to be provided in incremental payments with the final payment due on or before March 19, 2009. In addition to the foregoing, the Company shall receive a right of first refusal to purchase an additional 51% in all future wells developed by Federated, which Federated presently owns, in exchange for $45,000 per well to be tendered by the Company to Federated. Federated has agreed to guarantee production from each JV Well at a minimum of 20 barrels of oil per month for the initial 12 months following the commencement of development operations (as that term is defined in the Joint Venture Agreement. If any JV Well fails to meet production minimums Federated shall, at no cost to the Company, transfer the working interest in the nonconforming JV Well to another well producing at or above the minimum monthly level.

The foregoing summary description of the terms of the Joint Venture Agreement is not and does not purport to be complete. For further information regarding the terms and conditions of the Joint Venture Agreement, reference is made to such agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “anticipate”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   December 29, 2008

Endeavor Power Corp.

By:  /s/ Jennifer Karlovsky

Jennifer Karlovsky

President, CEO